FOR IMMEDIATE RELEASE

                  MEDIA CONTACT:   Vicki Kessler 615-320-7532
                  FINANCIAL CONTACT:      Harold Carpenter 615-744-3742
                  WEBSITE:           www.pnfp.com

PINNACLE FINANCIAL REPORTS RECORD EARNINGS
Net loan growth of $93 million in fourth quarter of 2006

NASHVILLE, Tenn., Jan. 18, 2007 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported record earnings and strong loan growth for the quarter ended Dec. 31, 2006. Fully diluted earnings per share were $0.34 for the quarter ended Dec. 31, 2006, compared to $0.24 fully diluted earnings per share for the quarter ended Dec. 31, 2005, an increase of 42 percent.
Fully diluted earnings per share of $1.18 for the twelve months ended Dec. 31, 2006 included the impact of merger related expenses of $0.07 associated with Pinnacle’s merger with Cavalry Bancorp that was effective on March 15, 2006. As a result, fully diluted earnings per share exclusive of merger related items were $1.25 for the twelve months ended Dec. 31, 2006, compared to $0.85 fully diluted earnings per share for the twelve months ended Dec. 31, 2005, an increase of 47 percent.

FOURTH QUARTER 2006 HIGHLIGHTS:
•	Record earnings:
o	Net income for the fourth quarter of 2006 of $5.65 million, up 152 percent from the prior year’s fourth quarter net income of $2.24 million.
o	Diluted earnings per share for the fourth quarter of 2006 of $0.34, up almost 42 percent from the same quarter last year.
o
Revenue (the sum of net interest income and noninterest income) for the quarter ended Dec. 31, 2006, amounted to $22.33 million, compared to $9.79 million for the same quarter of last year, an increase of 128 percent.

•	Superior credit quality:
o	Net charge-offs as a percentage of average loan volumes were 0.05 percent for the year ended Dec. 31, 2006.
o	Nonperforming assets were only 0.54 percent of total loans at Dec. 31, 2006. Past due loans over 30 days, excluding nonperforming loans, were 0.74 percent of total loans at Dec. 31, 2006.
•	Strong balance sheet growth:
o
Loans at Dec. 31, 2006, were $1.498 billion, up 131 percent from the same period last year, reflecting strong organic growth and the impact of the Cavalry merger. Excluding the $551 million in loans added in conjunction with the Cavalry merger on March 15, 2006, net loans increased $300 million during 2006 with $93 million of that amount occurring in the fourth quarter of 2006. Provision for loan losses for the quarter ended Dec. 31, 2006 was $1.1 million, an increase of $350,000 from the same quarter in 2005 and was $3.7 million for the year ended Dec. 31, 2006 an increase of $1.58 million from that for all of 2005.

o
Total deposits at Dec. 31, 2006, were $1.622 billion, up 100 percent from the same period last year. Noninterest bearing demand deposit accounts, which represent 18.6 percent of total deposits, were up 93 percent from the same period last year, reflecting strong organic growth and the impact of the Cavalry merger.

“We are very pleased with our performance in the fourth quarter of 2006, particularly earnings and loan growth,” said M. Terry Turner, Pinnacle’s president and CEO. “The exceptional earnings growth during the fourth quarter resulted in our ability to support the increased provision expense incurred in connection with this dramatic loan growth.”

EXTRAORDINARY GROWTH MAKES PINNACLE THE LARGEST NASHVILLE BANK
With its acquisition of Cavalry and dramatic organic loan and deposit growth during 2006, Pinnacle now has $2.142 billion in assets, making the company the largest financial services firm headquartered in Nashville and the second largest headquartered in Tennessee.

Pinnacle’s merger with Cavalry was completed on March 15, 2006. Consequently, Pinnacle’s balance sheet and statement of income have reflected the Cavalry amounts since March 15, 2006.

FINANCIAL PERFORMANCE AND BALANCE SHEET GROWTH
•
Return on average assets for the quarter ended Dec. 31, 2006, was 1.07 percent. Return on average tangible assets (average assets less goodwill and core deposit intangibles) exclusive of merger related items for the quarter ended Dec. 31, 2006, was 1.14 percent, compared to 0.90 percent for the same quarter last year.

•
Return on average stockholders’ equity for the quarter ended Dec. 31, 2006, was 8.83 percent. Return on average tangible stockholders’ equity (average stockholders’ equity less goodwill and core deposit intangibles) exclusive of merger related expenses for the quarter ended Dec. 31, 2006, was 17.69 percent, compared to 14.05 percent for the same quarter last year.

Total assets grew to $2.142 billion as of Dec. 31, 2006, up $1.13 billion or 111 percent from the $1.017 billion reported at Dec. 31, 2005. The $1.13 billion year over year increase in total assets was comprised of $328 million in organic asset growth at Pinnacle, $797 million in assets associated with the acquisition of Cavalry Bancorp, including $127 million in goodwill and core deposit intangibles. This rapid asset growth was achieved while reducing the securities to total assets ratio from 27.4 percent at Dec. 31, 2005, to 16.2 percent at Dec. 31, 2006.

CREDIT QUALITY
•
Provision for loan losses was $1,051,000 for the fourth quarter of 2006, compared to $702,000 in the fourth quarter of 2005. Contributing to the increased provision expense between the two periods was the $93 million in loan growth during the fourth quarter of 2006, compared to $44 million in growth during the same quarter in 2005.

o
During the fourth quarter of 2006, the firm recorded net charge-offs of $105,000, compared to net charge-offs of $76,000 during the same period in 2005. Annualized net charge-offs to total average loans were 0.05 percent for the year ended Dec. 31, 2006, compared to net recoveries to total average loans of 0.01 percent in 2005.

•	Allowance for loan losses represented 1.08 percent of total loans at Dec. 31, 2006, compared to 1.08 percent at Sept. 30, 2006 and 1.21 percent at Dec. 31, 2005.
o	Nonperforming assets as a percentage of total loans and other real estate increased to 0.54 percent at Dec. 31, 2006, from 0.07 percent at Dec. 31, 2005.

“We believe our track record of excellent asset quality is a key predictor of our ability to create long-term shareholder value,” said Turner. “It is reassuring to note that both Pinnacle and Cavalry have had excellent asset quality indicators for quite some time. Asset quality will always remain a high priority at Pinnacle.”

REVENUE
•	Net interest income for the quarter ended Dec. 31, 2006, was $17.39 million, compared to $8.29 million for the quarter ended Dec. 31, 2005, an increase of 110 percent.
o
Net interest margin for the fourth quarter of 2006 was 3.74 percent, compared to a net interest margin of 3.95 percent reported for the third quarter of 2006 and 3.58 percent for the same period last year.

•	Noninterest income for the quarter ended Dec. 31, 2006, was $4.93 million, a 228 percent increase over the $1.50 million recorded during the same quarter in 2005.

“We anticipated that we would experience compression in our margins during the fourth quarter,” said Harold Carpenter, chief financial officer of Pinnacle Financial Partners. “Although the slope of the yield curve remains a challenge; our current forecasting models are predicting stable to perhaps a slight compression in our net interest margin over the next few quarters. Our loan pipelines remain strong and, due to our expected loan growth, we believe that we will experience continued growth in our net interest income for the next few quarters.”

Noninterest income during the fourth quarter of 2006 represented approximately 22.1 percent of total revenues, compared to 15.30 percent for the same quarter in 2005. The increase in noninterest income between 2006 and 2005 was due primarily to the fee businesses acquired with the Cavalry merger, including insurance and trust. Included in the noninterest income for the fourth quarter of 2006 was approximately $224,000 in gains recognized on the sale of commercial loan participations, compared to $31,000 during the third quarter of 2006.

NONINTEREST EXPENSE
•	Noninterest expense for the quarter ended Dec. 31, 2006, was $13.1 million.
•
Merger related expenses incurred during the quarter ended Dec. 31, 2006, were $53,000. These charges consisted of direct and incremental integration costs incurred in connection with the merger. For the year ended Dec. 31, 2006, merger related expenses were approximately $1.64 million.

•
Compensation expense increased to $8.15 million during the fourth quarter of 2006, compared to $3.64 million in the fourth quarter of 2005 and $7.58 million during the third quarter of 2006. At Dec. 31, 2006, the firm employed 404 associates (full-time equivalent), an increase of 45 associates in the last six months of 2006. Pinnacle anticipates adding 47 new associates during 2007 with 25 of these positions assigned to customer contact roles.

•
During the quarter ended Dec. 31, 2006, Pinnacle recognized compensation expense related to the expensing of stock options in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS No. 123R”) of approximately $244,000 on an after-tax basis. For the year ended Dec. 31, 2006, the after-tax impact of SFAS No. 123R was approximately $844,000.

•
Amortization expense associated with the core deposit intangible recorded in connection with the merger of Cavalry was $535,000 for the three months ended Dec. 31, 2006, and $1.78 million for the year ended Dec. 31, 2006.

•
The efficiency ratio (noninterest expense divided by net interest income and noninterest income) was 58.8 percent during the fourth quarter of 2006, compared to 61.0 percent during the fourth quarter of 2005.

OTHER DEVELOPMENTS
“The last twelve months have been a rewarding time for our firm, our associates and our shareholders, particularly the addition of new talent and resources from the Cavalry merger and the very successful integration of the two institutions,” said Turner. “The strength of 2006 along with the great momentum we already have going into 2007 put Pinnacle in the best position in the market to capitalize on the rapidly growing opportunities in Middle Tennessee.”
•	During the third quarter of 2006, Pinnacle concluded the offering of $20 million in trust preferred securities to provide regulatory capital to support Pinnacle’s continued rapid growth.
•
Pinnacle was named as the "Best Place to Work" among Middle Tennessee's large companies. This marks the fourth consecutive year Pinnacle received top honors in the annual Nashville Business Journal award program.

•	Pinnacle selected its 18th office location in the Donelson area of Davidson County. The new office is nearing completion of construction and will open in February, 2007.
•
Pinnacle conducted an extensive search for a new state-of-the-art on-line banking platform relying heavily on client feedback from a number of focus groups. Pinnacle anticipates this new platform to be available during the first half of 2007.

•	Pinnacle has been selected as a semi-finalist for the Better Business Bureau International Torch Award for Marketplace Ethics in Williamson County.

INVESTMENT OUTLOOK
Management has developed several financial forecast scenarios for the next several quarters. Based on anticipated growth trends and future investments in the franchise, Pinnacle estimates its first quarter 2007 diluted earnings per share will approximate $0.33 to $0.36. The firm does not anticipate any merger related charges associated with the Cavalry transaction to be incurred during 2007. Additionally, based on anticipated growth trends and future investments in the franchise, Pinnacle continues to estimate that its earnings will approximate $1.50 to $1.57 per fully diluted share for the year ended Dec. 31, 2007.

As noted previously, management has developed several scenarios under which these estimates can be achieved and believes these estimates to be reasonable based on these scenarios. However, unanticipated events or developments including the execution of any initiative involving the development of any market other than the current Nashville-Davidson-
Murfreesboro MSA, any merger or acquisition, the opportunity to hire more seasoned professionals than anticipated or the ability to grow loans significantly in excess of the levels contemplated may cause the actual results of Pinnacle to differ materially from these estimates.
Pinnacle Financial Partners provides a full range of banking, investment and insurance products and services designed for small- to mid-sized businesses and their owners, real estate professionals and individuals interested in a deep relationship with their financial institution. Pinnacle provides financial planning services and comprehensive wealth management services to help clients increase, protect and distribute their assets. The firm also has a well-established expertise in commercial real estate.
Pinnacle opened its first office in October 2000. Since then the firm has added seven other offices on a denovo basis and acquired Cavalry Bancorp with its nine offices, bringing the total number of offices to 17 in the most attractive trade areas in the Nashville-Davidson-Murfreesboro MSA.
Additional information concerning Pinnacle can be accessed at www.pnfp.com.

###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) the inability of Pinnacle to continue to grow its loan portfolio at historic rates, (iii) increased competition with other financial institutions, (iv) lack of sustained growth in the economy in the Nashville-Davidson-Murfreesboro MSA, (v) rapid fluctuations or unanticipated changes in interest rates, (vi) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, (vii) the inability of Pinnacle to execute its expansion plans and (viii) changes in the legislative and regulatory environment. A more detailed description of these and other risks is contained in Pinnacle's most recent annual report on Form 10-K. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	December 31, 2006	December 31, 2005
ASSETS
Cash and noninterest-bearing due from banks	$43,611,533	$25,935,948
Interest-bearing due from banks	1,041,174	839,960
Federal funds sold and other	47,866,143	31,878,362
Cash and cash equivalents	92,518,850	58,654,270

Securities available-for-sale, at fair value	319,237,428	251,749,094
Securities held-to-maturity (fair value of $26,594,235 and $26,546,297 at December 31, 2006 and December 31, 2005, respectively)	27,256,876	27,331,251
Mortgage loans held-for-sale	5,654,381	4,874,323

Loans	1,497,734,824	648,024,032
Less allowance for loan losses	(16,117,978)	(7,857,774)
Loans, net	1,481,616,846	640,166,258

Premises and equipment, net	36,285,796	12,915,595
Investments in unconsolidated subsidiaries and other entities	16,200,684	6,622,645
Accrued interest receivable	11,019,173	4,870,197
Goodwill	114,287,640	-
Core deposit intangible	11,385,006	-
Other assets	26,724,183	9,588,097
Total assets	$2,142,186,863	$1,016,771,730

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$300,977,814	$155,811,214
Interest-bearing demand	236,674,425	72,520,757
Savings and money market accounts	485,935,897	304,161,625
Time	598,823,167	277,657,129
Total deposits	1,622,411,303	810,150,725
Securities sold under agreements to repurchase	141,015,761	65,834,232
Federal Home Loan Bank advances	53,725,833	41,500,000
Subordinated debt	51,548,000	30,929,000
Accrued interest payable	4,952,422	1,884,596
Other liabilities	12,516,523	3,036,752

Total liabilities	1,886,169,842	953,335,305
Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $1.00; 90,000,000 shares authorized; 15,446,074 issued and outstanding at December 31, 2006 and 8,426,551 issued and outstanding at December 31, 2005	15,446,074	8,426,551
Additional paid-in capital	211,502,516	44,890,912
Unearned compensation	-	(169,689)
Retained earnings	31,109,324	13,182,291
Accumulated other comprehensive loss, net	(2,040,893)	(2,893,640)
Stockholders’ equity	256,017,021	63,436,425
Total liabilities and stockholders’ equity	$2,142,186,863	$1,016,771,730

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Interest income:
Loans, including fees	$27,809,767	$10,738,850	$92,005,602	$35,166,671
Securities:
Taxable	3,364,168	2,684,597	12,614,623	9,086,134
Tax-exempt	599,182	356,914	2,016,044	1,115,486
Federal funds sold and other	1,467,809	337,901	3,059,750	939,369
Total interest income	33,240,926	14,118,262	109,696,019	46,307,660

Interest expense:
Deposits	12,818,282	4,690,811	40,032,020	13,690,649
Securities sold under agreements to repurchase	1,759,944	512,008	4,329,327	1,315,122
Federal funds purchased and other borrowings	1,271,218	628,345	4,381,878	2,263,851
Total interest expense	15,849,444	5,831,164	48,743,225	17,269,622
Net interest income	17,391,482	8,287,098	60,952,794	29,038,038
Provision for loan losses	1,051,394	701,722	3,732,032	2,151,966
Net interest income after provision for loan losses	16,340,088	7,585,376	57,220,762	26,886,072

Noninterest income:
Service charges on deposit accounts	1,494,021	245,256	4,645,685	977,386
Investment sales commissions	651,777	432,526	2,463,205	1,835,757
Insurance sales commissions	559,756	-	2,122,702	-
Gain on loans and loan participations sold, net	582,575	348,504	1,868,184	1,247,898
Trust fees	504,845	-	1,180,839	-
Gain on sales of investment securities, net	-	-	-	114,410
Other noninterest income	1,141,311	474,435	3,505,903	1,218,123
Total noninterest income	4,934,285	1,500,721	15,786,518	5,393,574

Noninterest expense:
Compensation and employee benefits	8,154,910	3,639,067	27,469,275	13,130,779
Equipment and occupancy	2,196,328	1,053,969	7,521,602	3,766,593
Marketing and other business development	334,690	218,919	1,234,497	698,232
Postage and supplies	391,740	164,344	1,510,048	618,060
Amortization of core deposit intangible	534,895	-	1,783,230	-
Other noninterest expense	1,469,945	890,788	5,469,777	2,818,352
Merger related expense	53,097	-	1,635,831	-
Total noninterest expense	13,135,605	5,967,087	46,624,260	21,032,016
Income before income taxes	8,138,768	3,119,010	26,383,020	11,247,630
Income tax expense	2,492,875	880,907	8,455,987	3,192,362
Net income	$5,645,893	$2,238,103	$17,927,033	$8,055,268

Per share information:
Basic net income per common share	$0.37	$0.27	$1.28	$0.96
Diluted net income per common share	$0.34	$0.24	$1.18	$0.85

Weighted average shares outstanding:
Basic	15,427,908	8,425,717	13,954,077	8,408,663
Diluted	16,641,425	9,490,447	15,156,837	9,464,500

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

	Three months ended			Three months ended
(dollars in thousands)	December 31, 2006			December 31, 2005
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets:
Loans	$1,442,730	$27,810	7.65%	$634,715	$10,739	6.72%
Securities:
Taxable	268,786	3,364	4.97%	233,148	2,685	4.57%
Tax-exempt (1)	65,640	599	4.78%	40,339	357	4.63%
Federal funds sold and other	102,603	1,468	5.78%	29,155	337	4.83%
Total interest-earning assets	1,879,759	$33,241	7.06%	937,357	$14,118	6.03%
Nonearning assets	217,134			48,749
Total assets	$2,096,893			$986,106

Interest-bearing liabilities:
Interest bearing deposits
Interest checking	$210,620	$1,542	2.91%	$80,717	$256	1.26%
Savings and money market	487,500	4,149	3.38%	299,025	1,848	2.45%
Certificates of deposit	605,649	7,127	4.67%	280,906	2,587	3.65%
Total deposits	1,303,769	12,818	3.90%	660,648	4,691	2.82%
Securities sold under agreements to repurchase	154,483	1,760	4.52%	67,874	512	2.99%
Federal funds purchased	966	14	5.75%	1,038	12	4.54%
Federal Home Loan Bank advances	29,817	369	4.91%	22,663	137	2.41%
Subordinated debt	51,548	889	6.84%	30,929	479	6.14%
Total interest-bearing liabilities	1,540,583	15,850	4.08%	783,152	5,831	2.95%
Noninterest-bearing deposits	292,996	-	-	136,143	-	-
Total deposits and interest-bearing liabilities	1,833,579	$15,850	3.43%	919,295	$5,831	2.52%
Other liabilities	9,553			3,612
Stockholders' equity	253,761			63,199
	$2,096,893			$986,106
Net interest income		$17,391			$8,287
Net interest spread (2)			2.98%			3.08%
Net interest margin (3)			3.74%			3.58%

(1) Yields computed on tax-exempt instruments on a tax equivalent basis.
(2) Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.
(3) Net interest margin is the result of annualized net interest income divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

	Year ended			Year ended
(dollars in thousands)	December 31, 2006			December 31, 2005
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets:
Loans	$1,226,803	$92,006	7.50%	$562,061	$35,167	6.26%
Securities:
Taxable	254,906	12,615	4.95%	204,532	9,086	4.44%
Tax-exempt (1)	54,270	2,016	4.90%	31,578	1,116	4.66%
Federal funds sold and other	53,562	3,059	6.87%	24,541	939	3.90%
Total interest-earning assets	1,589,541	$109,696	6.95%	822,712	$46,308	5.68%
Nonearning assets	189,675			47,322
Total assets	$1,779,216			$870,034

Interest-bearing liabilities:
Interest bearing deposits
Interest checking	$171,637	$4,074	2.37%	$65,119	$659	1.01%
Savings and money market	435,082	13,532	3.11%	250,136	4,860	1.94%
Certificates of deposit	516,394	22,426	4.34%	256,056	8,171	3.19%
Total deposits	1,123,113	40,032	3.56%	571,311	13,690	2.40%
Securities sold under agreements to repurchase	101,144	4,329	4.28%	54,811	1,315	2.40%
Federal funds purchased	1,260	66	5.26%	1,607	57	3.51%
Federal Home Loan Bank advances	38,468	1,812	4.71%	42,326	1,222	2.89%
Subordinated debt	37,372	2,504	6.70%	16,361	986	6.02%
Total interest-bearing liabilities	1,301,357	48,743	3.75%	686,416	17,270	2.52%
Noninterest-bearing deposits	259,585	-		120,007	-	-
Total deposits and interest-bearing liabilities	1,560,942	$48,743	3.12%	806,423	$17,270	2.14%
Other liabilities	11,105			2,730
Stockholders' equity	207,169			60,881
	$1,779,216			$870,034
Net interest income		$60,953			$29,038
Net interest spread (2)			3.20%			3.16%
Net interest margin (3)			3.90%			3.60%

(1) Yields computed on tax-exempt instruments on a tax equivalent basis.
(2) Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.
(3) Net interest margin is the result of annualized net interest income divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	Dec	Sept	Jun	Mar	Dec	Sept
(dollars in thousands, except per share data)	2006	2006	2006	2006	2005	2005
Balance sheet data, at quarter end:
Total assets	$2,142,187	2,052,252	1,985,625	1,828,212	1,016,772	978,539
Total loans	1,497,735	1,405,401	1,358,273	1,235,170	648,024	604,225
Allowance for loan losses	(16,118)	(15,172)	(14,686)	(13,354)	(7,858)	(7,231)
Securities	346,494	330,759	305,642	315,473	279,080	246,914
Noninterest-bearing deposits	300,978	306,296	312,709	263,701	155,811	154,440
Total deposits	1,622,411	1,585,238	1,559,885	1,415,778	810,151	788,628
Securities sold under agreements to repurchase	141,016	122,354	104,380	63,912	65,834	67,652
Advances from FHLB	53,726	28,739	33,749	67,267	41,500	24,500
Subordinated debt	51,548	51,548	30,929	30,929	30,929	30,929
Total stockholders’ equity	256,017	249,059	238,739	236,327	63,436	62,883

Balance sheet data, quarterly averages:
Total assets	$2,096,893	1,987,236	1,878,912	1,153,823	986,106	914,801
Total loans	1,442,730	1,375,036	1,328,121	761,326	634,715	587,902
Securities	334,426	317,332	298,909	286,321	273,487	240,525
Total earning assets	1,879,759	1,751,559	1,651,962	1,074,885	937,357	866,706
Noninterest-bearing deposits	292,996	281,812	311,286	152,247	136,143	125,447
Total deposits	1,596,765	1,535,667	1,482,150	763,967	796,791	730,446
Securities sold under agreements to repurchase	154,483	122,292	68,079	59,723	67,874	63,337
Advances from FHLB	29,817	33,299	44,417	46,336	22,663	41,456
Subordinated debt	51,548	36,084	30,929	30,929	30,929	13,896
Total stockholders’ equity	253,761	244,980	234,400	95,535	63,199	62,338

Statement of operations data, for the three months ended:
Interest income	$33,241	31,340	28,305	16,811	14,118	12,378
Interest expense	15,850	14,181	11,410	7,304	5,831	4,923
Net interest income	17,391	17,159	16,895	9,507	8,287	7,455
Provision for loan losses	1,051	587	1,707	387	702	366
Net interest income after provision for loan losses	16,340	16,572	15,188	9,120	7,585	7,089
Noninterest income	4,934	4,424	4,380	2,048	1,501	1,299
Noninterest expense	13,135	13,054	13,105	7,329	5,967	5,521
Income before taxes	8,139	7,942	6,463	3,839	3,119	2,867
Income tax expense	2,493	2,595	2,141	1,227	881	789
Net income	$5,646	5,347	4,322	2,612	2,238	2,078

Profitability and other ratios:
Return on avg. assets (1)	1.07%	1.07%	0.92%	0.92%	0.90%	0.91%
Return on avg. equity (1)	8.83%	8.66%	7.40%	11.09%	14.05%	13.23%
Net interest margin (2)	3.74%	3.95%	4.17%	3.65%	3.58%	3.48%
Noninterest income to total revenue (3)	22.10%	20.50%	20.60%	17.70%	15.30%	14.80%
Noninterest income to avg. assets (1)	0.93%	0.89%	0.94%	0.72%	0.60%	0.56%
Noninterest exp. to avg. assets (1)	2.49%	2.63%	2.80%	2.58%	2.40%	2.39%
Efficiency ratio (4)	58.80%	60.50%	61.60%	63.40%	61.00%	63.10%
Avg. loans to average deposits	90.40%	89.50%	89.60%	83.10%	79.70%	80.50%
Securities to total assets	16.20%	16.10%	15.40%	17.30%	27.40%	25.20%
Average interest-earning assets to average interest-bearing liabilities	122.00%	121.20%	125.30%	119.30%	117.70%	119.80%
Brokered time deposits to total deposits	3.71%	4.50%	5.00%	3.30%	6.60%	7.20%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	Dec	Sept	Jun	Mar	Dec	Sept
(dollars in thousands, except per share data)	2006	2006	2006	2006	2005	2005

Selected growth rates, last twelve months (5):
Total average assets	112.60%	117.20%	128.50%	52.40%	39.50%	47.90%
Average loans	127.50%	133.90%	147.20%	55.90%	41.50%	49.90%
Total average deposits	100.40%	110.20%	131.30%	53.90%	41.50%	50.50%

Total revenue (3)	128.10%	146.50%	159.10%	50.40%	30.10%	27.00%
Total noninterest expense	121.20%	136.40%	164.00%	60.00%	44.60%	40.90%
Diluted earnings per share	41.70%	45.50%	23.80%	26.30%	33.30%	37.50%

Loan portfolio balances, end of period:
Commercial real estate - mortgage	$284,302	265,174	260,168	246,391	148,102	141,310
Commercial real estate - construction	161,903	152,627	164,049	162,867	30,295	29,942
Other commercial loans	608,530	554,617	503,797	410,059	239,129	225,525
Consumer real estate - mortgage	299,627	292,206	294,119	283,590	169,953	160,975
Consumer real estate - construction	91,194	87,890	86,978	84,381	37,372	28,611
Other consumer loans	52,179	52,887	49,162	47,882	23,173	17,862

Asset quality information and ratios:
Nonaccrual loans and other real estate	$8,065	3,477	2,867	1,201	460	61
Past due loans over 90 days and still accruing interest	$737	1,123	492	-	-	8
Net loan charge-offs (recoveries) (6)	$105	101	441	(73)	76	(206)
Allowance for loan losses to total loans	1.08%	1.08%	1.08%	1.08%	1.21%	1.20%
As a percentage of total loans and ORE:
Past due loans over 30 days	0.74%	0.69%	0.25%	0.52%	0.58%	0.10%
Nonperforming assets	0.54%	0.25%	0.21%	0.10%	0.07%	0.01%
Potential problem loans (7)	0.24%	0.77%	0.31%	0.63%	0.20%	0.37%
Annualized net loan charge-offs (recoveries) to avg. loans (8)	0.05%	0.05%	0.07%	(0.04)%	(0.01)%	(0.03)%
Avg. commercial loan internal risk ratings (7)	4.1	4.1	4.1	4.1	3.8	3.9
Avg. loan account balances (9)	$140	132	115	105	180	172

Interest rates and yields:
Loans	7.65%	7.72%	7.32%	7.02%	6.72%	6.40%
Securities	4.97%	4.91%	5.10%	4.80%	4.58%	4.40%
Federal funds sold and other	5.78%	5.40%	7.09%	5.54%	4.83%	3.72%
Total earning assets	7.06%	7.14%	6.92%	6.39%	6.03%	5.73%
Total deposits, including non-interest bearing	3.18%	3.05%	2.59%	2.59%	2.34%	2.16%
Securities sold under agreements to repurchase	4.52%	4.49%	4.00%	3.46%	2.99%	2.50%
Federal funds purchased and FHLB advances	4.93%	4.57%	5.46%	3.99%	2.50%	3.22%
Subordinated debt	6.84%	6.75%	6.69%	6.36%	6.14%	6.22%
Total deposits and interest-bearing liabilities	3.43%	3.26%	2.81%	2.81%	2.52%	2.30%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	Dec	Sept	Jun	Mar	Dec	Sept
(dollars in thousands, except per share data)	2006	2006	2006	2006	2005	2005

Per share data:
Earnings – basic	$0.37	0.35	0.28	0.27	0.27	0.25
Earnings – diluted	$0.34	0.32	0.26	0.24	0.24	0.22
Book value at quarter end (10)	$16.57	16.16	15.53	15.45	7.53	7.47

Weighted avg. shares – basic	15,427,908	15,393,735	15,335,754	9,578,813	8,425,717	8,417,980
Weighted avg. shares – diluted	16,641,425	16,655,349	16,503,692	10,745,626	9,490,447	9,495,187
Common shares outstanding	15,446,074	15,409,341	15,370,116	15,300,629	8,426,551	8,424,217

Capital ratios (11):
Stockholders’ equity to total assets	11.9%	12.1%	12.0%	12.9%	6.2%	6.4%
Leverage	8.1%	9.2%	8.0%	14.7%	9.3%	9.3%
Tier one risk-based	9.3%	10.6%	9.5%	10.4%	11.0%	10.9%
Total risk-based	10.2%	12.0%	10.4%	11.9%	11.9%	13.0%

Investor information:
Closing sales price	$33.18	35.80	30.43	27.44	24.98	25.18
High sales price during quarter	$36.17	37.41	30.92	28.84	25.96	26.65
Low sales price during quarter	$31.23	28.93	27.09	24.87	21.70	22.67

Other information:
Gains (losses) on sale of loans and loan participations sold:
Mortgage loan sales:
Gross loans sold	$36,551	37,371	37,585	21,346	31,792	31,066
Gross fees (12)	$653	679	668	389	485	533
Gross fees as a percentage of mortgage loans originated	1.79%	1.82%	1.78%	1.82%	1.53%	1.72%
Commercial loan participations sold	$224	31	49	74	41	(26)
Gains on sales of investment securities, net	$-	-	-	-	-	-
Brokerage account assets, at quarter-end (13)	$597,000	553,000	501,000	470,000	441,000	428,000
Floating rate loans as a percentage of loans (14)	46.3%	47.3%	47.0%	48.5%	53.5%	56.2%
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$95,398	85,291	80,359	73,171	60,282	55,257
Core deposits to total funding (15)	63.3%	63.7%	63.8%	68.1%	59.5%	60.7%
Total assets per full-time equivalent employee	$5,302	5,189	5,531	4,968	6,498	6,396
Annualized revenues per full-time equivalent employee	$219.2	218.3	237.0	205.0	250.2	228.9
Number of employees (full-time equivalent)	404.0	395.5	359.0	368.0	156.5	153.0
Associate retention rate (16)	85.1%	91.1%	94.7%	93.2%	94.3%	95.5%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY AND YEAR-TO-DATE FINANCIAL DATA – UNAUDITED

			As of December 31,	As of December 31,
(dollars in thousands, except per share data)			2006	2005
Reconciliation of Non-GAAP measures:
Tangible assets:
Total assets			$2,142,187	$1,016,772
Less: Goodwill			(114,288)	-
Core deposit intangible			(11,385)	-
Net tangible assets			$2,016,514	$1,016,772

Tangible equity:
Total stockholders’ equity			$256,017	$63,436
Less: Goodwill			(114,288)	-
Core deposit intangible			(11,385)	-
Net tangible equity			$130,344	$63,436

Tangible equity divided by tangible assets			6.46%	6.24%

Tangible equity per common share			$8.44	$7.53

	For the three months ended December 31,		For the year ended December 31,
(dollars in thousands, except per share data)	2006	2005	2006	2005

Average tangible assets:
Total average assets	$2,096,893	$986,106	$1,779,216	$870,034
Less: Average goodwill	(114,676)	-	(90,356)	-
Average core deposit intangible	(11,732)	-	(9,751)	-
Net average tangible assets	$1,970,485	$986,106	$1,679,109	$870,034

Average tangible equity:
Total average stockholders’ equity	$253,761	$63,199	$207,169	$60,881
Less: Average goodwill	(114,676)	-	(90,356)	-
Average core deposit intangible	(11,732)	-	(9,751)	-
Net average tangible stockholders’ equity	$127,353	$63,199	$107,062	$60,881

Net income	$5,646	$2,238	$17,927	$8,055
Impact of merger related expense, net of tax (17)	32	-	994	-
Net income before impact of merger related expense	$5,678	$2,238	$18,921	$8,055
Fully-diluted earnings per share before impact of merger related expense	$0.34	$0.24	$1.25	$0.85

Return on average tangible assets (annualized)	1.14%	0.90%	1.07%	0.93%
Impact of merger related expense, net of tax (annualized)	0.00%	-	0.06%	-
Return on average tangible assets before impact of merger related expense (annualized)	1.14%	0.90%	1.13%	0.93%

Return on average tangible stockholders’ equity (annualized)	17.59%	14.05%	16.74%	13.23%
Impact of merger related expense, net of tax	0.10%	-	0.93%	-
Return on average tangible stockholders’ equity before impact of merger related expense (annualized)	17.69%	14.05%	17.67%	13.23%

Efficiency ratio	58.8%	61.0%	60.8%	61.1%
Impact of merger related expense	(0.2)%	-	(2.2)%	-
Efficiency ratio before impact of merger related expense	58.6%	61.0%	58.6%	61.1%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1.	Ratios are presented on an annualized basis.
2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3.	Total revenue is equal to the sum of net interest income and noninterest income.
4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5.	Growth rates are calculated by dividing amounts for the current quarter by the same quarter of the previous year.
6.
During 2004, the Company incurred two large commercial charge-offs of approximately $850,000 which had been previously on nonaccruing status. During the third quarter of 2005, the Company recorded a recovery of $230,000 related to one of these commercial loans.

7.
Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse are considered potential problem loans. Potential problem loans do not include nonperforming loans. Generally, consumer loans are not subjected to internal risk ratings.

8.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
9.	Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.
10.	Book value per share computed by dividing total stockholders’ equity by common shares outstanding
11.	Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:
Equity to total assets – End of period total stockholders’ equity as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
12.	Amounts are included in the statement of income in “Gains on the sale of loans and loan participations sold.”
13.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.
14.	Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle’s prime lending rate or other factors.
15.
Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $100,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

16.
Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months for the Nashville associates and since March 15, 2006 for the Murfreesboro associates by the number of associates employed at quarter-end.

17.
Represents merger related expenses of $53,000, net of income tax benefit of $21,000 for fourth quarter of 2006 and merger related expense of $1,636,000, net of income tax benefit of $642,000 for the year ended December 31, 2006.